Exhibit 8.2

November 18, 2009

Sinovac Biotech Ltd. No.39 Shangdi Xi Road, Haidian District, Beijing 100085 People’s Republic of China

Dear Sirs,

Sinovac Biotech Ltd. (the “Company”)

We have acted as special People’s Republic of China (“PRC”) legal counsel to the Company in connection with the Company’s registration statement on Form F-3 (the “Registration Statement,” which term does not include any exhibits thereto) to be filed pursuant to Rule 415 under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”) with respect to the proposed issuance by the Company of up to 10,000,000 common shares (the “Shares”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following draft documents:

(i)                                     the Registration Statement; and

(ii)                                  the prospectus (the “Prospectus”) contained in the Registration Statement.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than PRC. This opinion is to be governed by and construed in accordance with the laws of PRC and is limited to and is given on the basis of the current law and practice in PRC.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain PRC tax matters set forth under the caption “Taxation — PRC Taxation” in the Prospectus are true and accurate based on current PRC law and practice at the date of this letter and nothing has been omitted from such statements which would make them misleading in any material respect.

We hereby consent to the references to our name under the heading “Enforceability of Civil Liabilities” in the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.

Yours faithfully,

/s/ Kang Jian
Kang Jian
East Associates Law Firm